CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PMX Communities,  Inc.  2011 Stock Awards Plan of our report dated  April 12,  2013,  with respect  to  the  consolidated  financial  statements  for  the  year  ended  December  31,  2012  included in the Annual Report of PMX Communities, Inc. on Form 10-K for the year ended December 31,

2012.

Liggett, Vogt & Webb, P.A.

LIGGETT, VOGT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

November 6, 2013